FIRST MIDWEST BANCORP, INC.
AMENDED AND RESTATED BY-LAWS
(As of May 18, 2016)
ARTICLE 1
OFFICES
Section 1.1 Registered Office. The registered office shall be established and maintained at the office of United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said United States Corporation Company shall be the registered agent of First Midwest Bancorp, Inc. (the “Corporation”) in charge thereof.
Section 1.2 Other Offices. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF THE STOCKHOLDERS
Section 2.1 Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.2 Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held, in each year at such time and date as the Board of Directors, by resolution, shall determine and as stated in the notice of the meeting. In the event the Board of Directors fails to so determine the time and date of meeting, the annual meeting of stockholders shall be held at 9:00 a.m. on the third Wednesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
Section 2.3 Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.
Section 2.4 Voting. Each stockholder entitled to vote in accordance with the terms of the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and in accordance with the provisions of these By-Laws shall be entitled to that number of votes, in person or by proxy, for each share of stock entitled to vote held by such stockholder as shall be granted to such share pursuant to the Certificate of Incorporation, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All questions shall be decided by majority vote of the quorum, except for the election of directors or as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if (i) the Secretary of the Corporation receives a notice that a stockholder proposes to nominate a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article Fourth, Part III(d) of the Certificate of Incorporation and (ii) such notice has not been withdrawn by such stockholder on or prior to the fifth business day next preceding the date of the notice to stockholders for such meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the preceding sentence, “the majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to such director’s resignation. If there are not at least two members of the Nominating and Corporate Governance Committee who either were elected at the meeting or did not stand for election, then each of the independent members of the Board of Directors who either were elected at the meeting or did not stand for election shall appoint a committee amongst themselves to consider any resignation offer and recommend to the Board of Directors whether to accept such resignation (which committee of the members shall act in lieu of the Nominating and Corporate Governance Committee with respect to the tendered resignation in such situation). Unless otherwise permitted by law or the Certificate of Incorporation, all elections of directors shall be by written ballot. The Board of Directors in its discretion may require that the vote upon any question before the meeting shall be by written ballot. The requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission as provided in Section 211(e) of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
Section 2.5 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.7 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called only as prescribed in the Certificate of Incorporation.
Section 2.8 Notice of Meetings. Except as otherwise required by law, written notice, stating the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and entitled to vote at the meeting as provided in Section 211 of the DGCL, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, or by a single written notice to such stockholders who share a single address as provided in Section 233 of the DGCL, not less than ten nor more than sixty days before the date of the meeting. Written notice shall be effective if given by a form of electronic transmission as provided in Section 232 of the DGCL.
Section 2.9 Advance Notice of Stockholder Proposals. Any notice which is required to be delivered pursuant to Article Fourth, Part III(d) of the Certificate of Incorporation must include the following additional information: (i) whether the stockholder delivering the notice is providing the notice at the request of a beneficial holder of shares, whether such stockholder, any such beneficial holder or any nominee for director has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the Corporation or the proposal to which the notice relates to, and the details thereof, including the name of such other person (the stockholder delivering the notice, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Person”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of such notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the stockholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice. As used herein, the term “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), together with all securities beneficially owned by such person’s affiliates and associates (as defined in Rule 12b-2 under the Exchange Act). The notice delivered pursuant to Article Fourth, Part III(d) of the Certificate of Incorporation and this Section 2.9 shall be updated not later than 10 days after the record date for the determination of stockholders entitled to vote at the meeting to provide any material changes in the foregoing information as of the record date. Such notice must also provide whether each nominee named therein is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation). The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s director questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Corporation. Notwithstanding the provisions of Article Fourth, Part III(d) of the Certificate of Incorporation and this Section 2.9, if the stockholder or a qualified representative of the stockholder does not appear at the meeting of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE 3
DIRECTORS
Section 3.1 Number. The number of directors that shall constitute the whole Board of Directors shall be determined as prescribed in the Certificate of Incorporation. Directors need not be stockholders.
Section 3.2 Vacancies. Vacancies (including those created by any increase in the authorized number of directors) may be filled in the manner prescribed by the Certificate of Incorporation. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 3.3 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 3.4 Removal. Any director or directors may be removed in the manner prescribed by the Certificate of Incorporation.

Section 3.5 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to stockholders.
Section 3.6 Chairman of the Board. The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws and perform all other duties and exercise all other powers which are or from time to time may be delegated to the Chairman by the Board of Directors.
Section 3.7 Vice Chairman of the Board. The Board of Directors may, in its discretion, elect one or more of its members to be a Vice Chairman of the Board of Directors. Each Vice Chairman shall assist the Chairman and have such other duties as may be assigned by the Board of Directors or the Chairman. In the absence of the Chairman, or in the event of his inability or refusal to act, the Vice Chairman shall preside at any meetings of stockholders and of the Board of Directors and otherwise perform whatever duties that are performed by the Chairman and shall have all the powers that usually attach or pertain to such position.
Section 3.8 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the stockholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or such number of directors as shall constitute at least one-third of the whole Board of Directors on at least two days’ notice to each director, either personally or by mail or by telegram.
Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman, by the Vice Chairman of the Board of Directors, or in the absence of the Vice Chairman, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President or such other person or persons as the Board of Directors may designate or the members present may select.

Section 3.9 Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
Section 3.10 Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of directors for services to the Corporation as directors, officers and otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof.
Section 3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 3.12 Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.
Section 3.13 Committees of the Board. There shall be such committees as the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate, each committee to consist of one or more directors of the Corporation and a majority of its members shall constitute a quorum. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee. In the absence or disqualification of any member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not he or they then constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in place of any such absent or disqualified member.
Section 3.14 Powers, Procedures and Quorum of Committees. To the extent provided in the resolution of the Board of Directors creating such committee and permissible under the laws of the State of Delaware, each committee shall have and may exercise, except as otherwise limited by law, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that, notwithstanding the foregoing, no committee shall have the power or authority to authorize the purchase or redemption by the Corporation of its own shares of capital stock. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE 4
OFFICERS
Section 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, as the Board of Directors in its discretion may deem proper. None of the officers of the Corporation need be directors; however, both the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors may be deemed officers of the Corporation as the Board of Directors in its discretion may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two or more offices may be held by the same person.
Section 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person.
Section 4.3 Compensation. The compensation of the Chief Executive Officer and senior officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.
Section 4.4 Tenure and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 4.5 Chief Executive Officer. The Chief Executive Officer shall have active and general supervision and management over the business and affairs of the Corporation and shall have all the powers that usually attach or pertain to such office. The Chief Executive Officer shall preside, in the absence of both the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, at all meetings of the Board of Directors.
Section 4.6 President. The President shall assist the Chief Executive Officer and have such other duties and have such powers as may be assigned or prescribed by the Chief Executive Officer from time to time. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer of the Corporation and shall have all the powers that usually attach or pertain to such office.
Section 4.7 Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the

Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositary as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.
Section 4.9 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 4.10 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chief Executive Officer. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.
Section 4.11 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE 5
PROVISIONS REGARDING STOCK OF CORPORATION
Section 5.1 Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some all of any or all classes or series of stock in the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 5.2 Lost Certificate. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate or the issuance of any such new certificate.
Section 5.3 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer both the transferor and the transferee request the Corporation to do so.
Section 5.4 Stockholders Record Date. In order that the Corporation may determine the stockholder entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
If no record date is fixed:
(1)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(2)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 5.5 Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings; or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.
Section 5.6 Dividends. Subject to the provisions of the Certificate of Incorporation and any resolution of the Board of Directors providing for the issue of any preferred stock adopted pursuant thereto, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
ARTICLE 6
INDEMNIFICATION
Section 6.1. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article and subject to the limits of applicable Federal law and regulation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.2. To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article and subject to the limits of applicable Federal law and regulation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 6.3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
Section 6.4. Any indemnification under Section 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (4) by the stockholders.
Section 6.5. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid or reimbursed by the Corporation promptly upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.
Section 6.6. The indemnification and advancement of expenses provided by the other Sections of this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors, or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office.

Section 6.7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or of the DGCL.
Section 6.8. For purposes of this Article references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
Section 6.9. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
Section 6.10. The indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.11. The provisions of this Article 6 shall be deemed to be a contract between the Company and each director or officer who serves in any such capacity at any time while this Article 6 and the relevant provisions of the Delaware law are in effect, and any repeal or modification of any such law or of Article 6 of these By-Laws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
ARTICLE 7
GENERAL PROVISIONS
Section 7.1 Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 7.3 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
Section 7.4 Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
Section 7.5 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.
ARTICLE 8
AMENDMENTS
Section 8.1 By-Law Amendments. The Board of Directors, by resolution adopted by the affirmative vote of at least a majority of all members thereof, shall have concurrent power with the stockholders to adopt, amend or repeal the By-Laws of the Corporation; provided, however, that the By-Laws of the Corporation shall not be adopted, amended or repealed by the stockholders except by the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that, for purposes of this Section 8.1, each share of such capital stock shall have the number of votes granted to it pursuant to the Certificate of Incorporation), and such affirmative vote shall be required notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.
ARTICLE 9
FORUM FOR ADJUDICATION OF CERTAIN ACTIONS
Section 9.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought by or on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL (including, but not limited to, Section 115 of the DGCL or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware) or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine.
Section 9.2 Notice and Consent. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 9.
(Adopted by the Board of Directors May 20, 2003 and Amended August 16, 2006, November 15, 2006, August 15, 2007, February 18, 2009, February 22, 2012 and May 18, 2016)